UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2013

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
On December 3, 2013, subsidiaries of Skilled Healthcare Group, Inc. (the “Company”) sold an owned skilled nursing facility in Dallas, TX, and ceased operating a leased skilled nursing facility in Los Angeles, CA. As a result of the transactions, the Company will recognize an approximately $5.6 million cumulative charge under generally accepted accounting principles. No other material charges or costs are expected to be incurred by the Company as a result of the transactions.

Forward Looking Statements
This report includes “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. They include statements about the Company’s estimates of charges and costs resulting from the transactions. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of the Company may differ materially from that expressed or implied by such forward-looking statements. Additionally, the Company faces a number of other risks and uncertainties, including, but not limited to, the factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein) and in the Company’s subsequent reports on Form 10-Q and Form 8-K. Any forward-looking statements are made only as of the date of this report. The Company disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date: December 6, 2013	/s/ Chris Felfe
Chris Felfe
Acting Chief Financial Officer